UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Turnpike Street, Suite 204
N. Andover, MA	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 557-1001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 20, 2007, Andover Medical, Inc. (“AMI”), as Guarantor, and Andover Management Services, Inc. (the “Buyer”), a wholly-owned subsidiary of AMI, entered into an Agreement and Plan of Merger with Bernard Leff, Jank Partners LLC, Amerimedical Holdings, Inc., Marc Waldman, William Tobin, Joseph Anastasio and Jeanne Wilde, Marc Waldman, as agent for the stockholders, and Ortho-Medical Products Inc., to acquire 100% of the outstanding capital stock of Ortho-Medical Products, Inc. (“OMI”) and merge the Buyer with and into OMI, with OMI as the surviving entity.

The aggregate purchase price to be paid is $2,500,000, subject to post-closing adjustments and an escrow, consisting of $500,000 in cash and $2.0 million in value of AMI Common Stock, based on the 10 day average prior to closing, subject to a floor and a ceiling.  Existing OMI management will continue post closing in accordance with certain employment or consulting agreements to be executed at closing.

The amount of consideration for OMI was determined by arms length bargaining between the Buyer and the stockholders of OMI.  The closing of the merger is subject to delivery of audited financial statements of OMI for the years ended December 31, 2006 and 2005, as well as compliance with normal closing conditions, and is expected to occur in April.  AMI intends to fund the acquisition with cash and the issuance of its stock to the selling stockholders. The agreement generally provides that the sellers shall indemnify the Buyer and AMI against damages arising from breaches of representations and warranties, covenants and unknown liabilities subject to certain thresholds and maximum damage limits.

OMI is a full-service company specializing in procedure specific orthopedic durable medical equipment (DME) and respiratory equipment. Founded in 1982, it focuses on servicing the needs of patients in the Tri-State New York Region; explicitly the five boroughs of New York City, Nassau, Suffolk, and Westchester Counties, Northern New Jersey, Upper New York State, and the State of Connecticut.  With four locations, three in New York and one in Connecticut, OMI has approximately 25 employees who work to make this network available to Case Managers, Preferred Provider Organizations and Health Maintenance Organizations.  OMI has contracted with approximately 50 health insurance payers, plus Medicare and Medicaid.  The unaudited financial performance of OMI for the year ended December 31, 2006 reflected revenues of approximately $3,200,000, a gross margin of 72% and EBITDA of $250,000.

Item 9.01  Financial Statements and Exhibits

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 9.01(a)(1) within seventy one days after the due date of the amendment to this Report concerning the closing of the transaction.

(b)  Pro Forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) within seventy one days after the due date of the Amendment to this Report concerning the closing of the transaction.

(d)           Exhibits.

Exhibit Number	Description

99.1

Agreement and Plan of Merger dated as of March 20, 2007 by and among Bernard Leff, Jank Partners, LLC, Amerimedical Holdings, Inc., Marc Waldman, William Tobin, Joseph Anastasio and Jeanne Wilde, Marc Waldman, as agent for the stockholders, Ortho-Medical Products Inc., Andover Management Services, Inc. and Andover Medical, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2007	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer